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Exhibit 7 Letter from Auditor regarding non-reliance on financial statements


                       Child, Van Wagoner & Bradshaw, PLLC
                      5296 South Commerce Drive, Suite 300
                 Salt Lake City, Utah 84107-5370 (801) 281-4700


                                  July 28, 2009



Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC is the independent auditor for Ingen Technologies, Inc. ("the Company"). We have read the Company's statements included under Item 4.02 of its Form 8-K dated July 28, 2009, and agree with such statements.

Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC
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Child, Van Wagoner & Bradshaw, PLLC